Exhibit 8.1

12/F& 13/F, Block B. China Resources Building, NO.95 Hubin East Road, Siming District. Xiamen, Fujian 361001 P. R. China
Tel: +86-592-2966066 Fax: +86-592-2965566
www.allbrightlaw.com

TO:	Smart Digital Group Limited

150 Beach Road #2805/06 Gateway,

West Singapore 189720.

October 24th, 2024

Re: PRC Legal Opinion for Certain Legal Matters of the Initial Public Offering of Smart Digital Group Limited

We are acting as the People’s Republic of China (the “PRC”, which for the purpose of this legal opinion, does not include Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) legal adviser to Smart Digital Group Limited (the “Company’), in connection with the Company’s initial public offering and sale of a certain number of ordinary shares with a par value of US$0.001 per share (the “Ordinary Shares” pursuant to the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Offering”).

We are licensed lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions in relation to the above matters in accordance with the published and publicly available PRC laws, regulations, rules and judicial interpretations announced by the PRC Supreme People’s Court (collectively the “PRC Laws”), such licenses and authorization of which have not been revoked, suspended, restricted, or limited in any manner whatsoever (the “Opinion”).

A.	Documents Examined, Definition and Information Provided

In connection with this opinion letter, we have examined copies, certified or otherwise identified to our satisfaction, of documents provided by the Company, the Registration Statement, corporate records, certificates, approvals, and such other documents and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by the PRC Government Authorities (as defined below) and certificates issued by officers of the Company. All of these documents are hereinafter collectively referred to as the “Documents”.

Unless the context of this opinion otherwise provides, the following terms in this opinion shall have the meanings set forth below:

“Government Authorizations” means all government authorizations, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, and licenses required by applicable PRC Laws:

“PRC Subsidiaries” means Smart Digital (Guangzhou) Times Culture Development Co., Lid, Xiamen Liubenmu Culture Media Co., Ltd., Ltd and Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.;

“CSRC” means the China Securities Regulatory Commission; and

“Prospectus” means the prospectus, including all amendments and supplements thereto, that forms part of the Registration Statement.

Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

1.	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo static copies conform to the originals;

2.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion; and

3.	each of the parties to the Documents (except that we do not make such assumptions about the PRC Subsidiaries) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the Documents.

C.	Opinion

Based upon the foregoing, we are of the opinion that:

1.	Taxation

The statements set forth under the caption “Material Income Tax Consideration” in the Prospectus, insofar as they constitute statements of PRC tax law, are accurate in all material respects and that such statements constitute our opinion, and insofar as related to PRC Laws nothing has been omitted from such statements which would make the same misleading in all material respects.

2.	Enforceability of Civil Procedures

The recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law. PRC courts will not enforce a foreign judgment against the Company or its directors and officers, if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

3.	Licenses and Permits

Neither the Company nor the PRC Subsidiaries are required to obtain any approvals or permissions from the CSRC or any other Chinese authorities under the current PRC laws, rules and regulations for the listing and offering of the Company’s securities to foreign investors on Nasdaq. In order to operate the Company’s business activities as currently conducted in China, the PRC Subsidiaries are required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date hereof, each of the PRC Subsidiaries has obtained and maintained a valid business license from the SAMR and no application for any such license has been denied. The business license is the permission to engage in a business activity for a PRC company. If the PRC Subsidiaries cannot maintain such business license, they will not be able to continue to operate their business activities in the PRC. In addition to the business license, the PRC Subsidiaries are not required to obtain any other special permissions or approvals from PRC authorities to operate their business in mainland China or offer the securities being registered to foreign investors.

4.	Statements in the Prospectus

The statements in the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Business,” “Enforceability of Civil Liabilities,” “Regulations,” “Material Income Tax Consideration,” “Dividend Policy,” and “Legal Matters,” insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by PRC Laws, fairly present the information and summarize in all material respects the matters referred to therein; and such statements are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

D.	Consent

We hereby consent to the use of our name under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulations”, “Legal Matters”, and elsewhere in such Registration Statement, as well as the filing of this opinion letter as an exhibit to the Registration Statement.

This opinion letter relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws referred to herein are laws currently in force as of the date of this opinion letter and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Signature Page

Yours Faithfully,

AllBright Law Offices (Xiamen)

4